FOR IMMEDIATE RELEASE

Alpha Announces Financial Results for Third Quarter 2023

•Posts third quarter net income of $93.8 million, or $6.65 per diluted share
•Announces Adjusted EBITDA of $153.9 million for the quarter
•Continues progress on buyback program, with nearly $940 million returned to shareholders since program inception as of October 27, 2023
•Announces $300 million increase in authorization for the share repurchase program, bringing total authorization to $1.5 billion
•Declares quarterly dividend of $0.50 per share, after which the dividend program will cease
•Issues 2024 operational guidance
•Announces completed refinancing of Asset-Based Revolving Credit Facility (ABL)
•Completes transition to pure-play metallurgical producer with the closure of last remaining thermal mine, Slabcamp

BRISTOL, Tenn., November 2, 2023 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported financial results for the third quarter ending September 30, 2023.

	(millions, except per share)
	Three months ended
	Sept. 30, 2023	June 30, 2023	Sept. 30, 2022
Net income	$93.8	$181.4	$252.8
Net income per diluted share	$6.65	$12.16	$14.27
Adjusted EBITDA(1)	$153.9	$258.5	$296.2
Operating cash flow	$157.2	$317.2	$497.0
Capital expenditures	($54.7)	($54.9)	($33.3)
Tons of coal sold	4.2	4.3	4.1
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"As we recently disclosed, our third quarter results were impacted by some challenging events that resulted in lowered shipment guidance for the year," said Andy Eidson, Alpha's chief executive officer. "Part of this was due to a mechanical failure experienced during the quarter at Dominion Terminal Associates, the Newport News facility where we export a majority of our coal. The port infrastructure is in need of capital investment to minimize downtime and operational interruptions. Therefore, we are developing plans to make the necessary investments over a period of several years, both to spread out the expenditures and to methodically work through the improvements in the least disruptive way, allowing for use of the facility while renovations occur."

Eidson continued: "Despite the challenges of Q3, our team continues to operate safely, perform well, and advance our long-term goals. The share buyback program is a significant example of our ability to execute, with nearly $940 million in repurchases completed since the start of the program and approximately $560 million left on the board's newly-increased authorization. Following the dividend payment for this quarter, we will consolidate our capital return efforts to focus on share repurchases and expect to continue with that approach as long as buybacks make sense from a market, trading price, and valuation perspective. Additionally, we have successfully refinanced our ABL, achieving superior terms to the previous facility thanks to the company's improved financial position, the most important of which was achieving a four-year term on the facility. On the operational side, our years-long transition to a pure-play metallurgical coal producer is now complete following the closure of Slabcamp, our final remaining thermal mine. Our outlook for 2024 is bright, with a solid base of committed tonnage to domestic customers and the balance of our output available for export."

Financial Performance

Alpha reported net income of $93.8 million, or $6.65 per diluted share, for the third quarter 2023, as compared to net income of $181.4 million, or $12.16 per diluted share, in the second quarter.

For the third quarter, total Adjusted EBITDA was $153.9 million, compared to $258.5 million in the second quarter.

Coal Revenues

	(millions)
	Three months ended
	Sept. 30, 2023	June 30, 2023
Met Segment	$731.5	$834.0
All Other	$7.5	$19.8

Met Segment (excl. freight & handling)(1)	$636.7	$715.8
All Other (excl. freight & handling)(1)	$7.5	$19.8

Tons Sold	(millions)
	Three months ended
	Sept. 30, 2023	June 30, 2023
Met Segment	4.1	4.1
All Other	0.1	0.2
__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Sept. 30, 2023	June 30, 2023
Met Segment	$154.73	$172.51
All Other	$68.32	$99.66
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Third quarter net realized pricing for the Met segment was $154.73 per ton and net realization in the All Other category was $68.32 per ton.

The table below provides a breakdown of our Met segment coal sold in the third quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Sept. 30, 2023
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.4	$190.5	$136.76	37%
Domestic	1.1	$210.1	$192.93	29%
Export - Australian Indexed	1.3	$204.4	$158.56	34%
Total Met Coal Revenues	3.8	$605.0	$160.43	100%
Thermal Coal Revenues	0.3	$31.7	$92.22
Total Met Segment Coal Revenues (excl. freight & handling)(1)	4.1	$636.7	$154.73
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Sept. 30, 2023	June 30, 2023
Cost of Coal Sales	$564.6	$583.5
Cost of Coal Sales (excl. freight & handling/idle)(1)	$461.8	$458.9

	(per ton)
Met Segment(1)	$109.95	$106.35
All Other(1)	$84.73	$88.59

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's Met segment cost of coal sales increased to an average of $109.95 per ton in the third quarter, compared to $106.35 per ton in the second quarter of 2023. Cost of coal sales for the All Other category improved to $84.73 per ton in the third quarter, compared to $88.59 per ton in the second quarter.

Liquidity and Capital Resources

Cash provided by operating activities in the third quarter decreased to $157.2 million as compared to $317.2 million in the second quarter. Capital expenditures for the third quarter were $54.7 million compared to $54.9 million for the second quarter.

As of September 30, 2023, the company had total liquidity of $390.1 million, including cash and cash equivalents of $296.1 million and $94.1 million of unused availability under the ABL. As of September 30, 2023, the company had no borrowings and $60.9 million in letters of credit outstanding under the ABL. Total long-term debt, including the current portion of long-term debt as of September 30, 2023, was $10.5 million and consisted primarily of equipment financing obligations.

Asset-Based Revolving Credit Facility (ABL) Refinance

The company successfully completed the refinancing of its Asset-Based Revolving Credit Facility, which was previously set to expire in December 2024. On October 27, 2023, the company terminated its existing ABL agreement and entered into a new facility that matures in October 2027, with Regions Bank as the administrative agent and lead arranger along with ServisFirst Bank and Texas Capital Bank serving as joint lead arrangers.

The new ABL facility allows the company to borrow cash or obtain letters of credit on a revolving basis up to $155 million. Under the terms of the agreement, interest on letters of credit will be 3.3 percent.

The terms of the credit facility include customary representations and warranties, customary affirmative and negative covenants, and customary events of default.

'We are pleased to complete the process of refinancing the ABL, which serves as an important tool for the company," said Todd Munsey, Alpha's chief financial officer. "Alpha's improved credit metrics positively influenced our ability to negotiate more favorable terms and a longer duration than our prior facility, all of which benefits the company and further strengthens our financial position."

Dividend Program

On October 31, 2023, Alpha's board of directors declared a quarterly cash dividend payment of $0.50 per share, which will become payable on December 15, 2023 for holders of record as of December 1, 2023.

As previously announced, the fixed dividend program will cease at year-end to fully focus the company's capital return efforts on its share buyback program.

Share Repurchase Program

On October 31, 2023, Alpha's board of directors increased its authorization for the company's share repurchase program by $300 million, bringing the authorization to $1.5 billion for the repurchase of the company's common stock. As of October 27, 2023, the company has acquired approximately 6.1 million shares of common stock at a cost of approximately $940 million. The number of common stock shares outstanding as of October 27, 2023 was 13,283,594, not including the potentially dilutive effect of unvested equity awards.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

Dominion Terminal Associates Multi-Year Capital Investment Plan

The Dominion Terminal Associates (DTA) facility in Newport News, Virginia, in which Alpha has a sixty-five percent ownership interest, is in need of capital investment to maximize functionality and minimize downtime due to mechanical issues.

Together with DTA leadership and ownership partners, Alpha is evaluating a needs assessment and rough timeline for the recommended work. Beyond the company's share of routine operating costs which are expected to be approximately $20 million in 2024, Alpha expects that it will invest up to an incremental $25 million per year for infrastructure and equipment upgrades at DTA over the next 6 years.

Eidson commented on the capital spending needs: "DTA is one of Alpha's most important strategic assets because it connects us with our customers across the globe. We rely on its equipment to unload our coal from railcars, sort it into stockpiles, and then load the product into seafaring vessels, all of which occurs on a tight timeline. As we have experienced this year, a mechanical repair or equipment outage can disrupt these intricate logistics schedules, causing delays in shipments and revenue. Therefore, Alpha is proactively planning for a multi-year investment that we expect will significantly reduce downtime and benefit the company well into the future."

Issuance of 2024 Operational Guidance

The company is issuing operational guidance for the 2024 calendar year. Due to the closure of Slabcamp, Alpha's last remaining thermal coal mine, the company expects virtually all of its 2024 financial activity to be reported within the Met segment.

For sales volumes, the company expects to ship between 15.5 million and 16.5 million metallurgical tons in 2024, as well as incidental thermal coal of between 0.9 million and 1.3 million tons, bringing total expected 2024 shipments to a range of 16.4 million to 17.8 million tons.

For cost of coal sales, Alpha is guiding to a range of $110.00 to $116.00 per ton.

The 2024 guidance range for selling, general and administrative costs is $60 million to $66 million, excluding non-recurring expenses and non-cash stock compensation. Idle operations expense is anticipated to be between $18 million and $28 million. The company expects net cash interest income of between $2 million to $8 million, and depreciation, depletion and amortization between $140 million to $160 million.

Capital expenditures for 2024 are expected to be between $210 million and $240 million, which includes sustaining maintenance capital, planned projects to invest in mine development, and some carryover from 2023 due to timing and availability of supplies and contract labor.

In connection with expected capital investments at DTA, Alpha is guiding to a 2024 range of $40 million to $50 million for capital contributions to equity affiliates. The cash contribution range includes both the cash needed for normal operations of the facility along with the amounts expected to be spent in 2024 related to the facility upgrades.

In 2024, the company expects a tax rate of between 12% to 17%.

2023 Performance Update

The company is increasing its 2023 guidance range for depreciation, depletion and amortization to a range of $135 million to $145 million, up from the prior guidance of $115 million to $135 million.

As of October 25, 2023 for the 2023 calendar year, Alpha has committed and priced approximately 88% of its metallurgical coal within the Met segment at an average price of $182.08 per ton and 100% of thermal coal in the Met segment at an average expected price of $102.45 per ton. In the All Other category, the company is 95% committed and priced at an average price of $92.23 per ton.

	2023 Guidance		2024 Guidance
in millions of tons	Low	High	Low	High
Metallurgical	14.8	15.2	15.5	16.5
Thermal	1.0	1.4	0.9	1.3
Met Segment	15.8	16.6
All Other	0.5	0.7
Total Shipments	16.3	17.3	16.4	17.8

Committed/Priced[1,2,3]	Committed	Average Price	Committed	Average Price
Metallurgical - Domestic		$192.92		$161.91
Metallurgical - Export		$176.67
Metallurgical Total	88%	$182.08	25%	$161.91
Thermal	100%	$102.45	98%	$76.85
Met Segment	90%	$174.19	30%	$143.95
All Other	95%	$92.23

Committed/Unpriced[1,3]	Committed		Committed
Metallurgical Total	12%		49%
Thermal	—%		—%
Met Segment	10%		46%
All Other	—%

Costs per ton[4]	Low	High	Low	High
Met Segment	$110.00	$113.00	$110.00	$116.00
All Other	$87.00	$93.00

In millions (except taxes)	Low	High	Low	High
SG&A5	$59	$65	$60	$66
Idle Operations Expense	$21	$31	$18	$28
Net Cash Interest Income	$3	$5	$2	$8
DD&A	$135	$145	$140	$160
Capital Expenditures	$250	$280	$210	$240
Capital Contributions to Equity Affiliates[6]	$28	$30	$40	$50
Tax Rate	12%	17%	12%	17%

Notes:
1.Based on committed and priced coal shipments as of October 25, 2023. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.The 2024 guidance amount includes contributions to fund normal operations at our DTA export facility of approximately $20 million and expected capital investments related to the facility upgrades of $25 million.

Conference Call

The company plans to hold a conference call regarding its third quarter 2023 results on November 2, 2023, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “non-GAAP coal margin.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results, financial performance, or liquidity presented in accordance with GAAP. Moreover, this measure is not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is presented because management believes it is a useful indicator of the financial performance of our coal operations. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Coal revenues	$738,998	$867,849	$2,499,503	$3,271,845
Other revenues	2,822	1,919	11,923	6,299
Total revenues	741,820	869,768	2,511,426	3,278,144
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	564,608	554,055	1,687,259	1,736,826
Depreciation, depletion and amortization	32,582	27,925	94,231	83,690
Accretion on asset retirement obligations	6,376	5,921	19,129	17,822
Amortization of acquired intangibles, net	2,069	4,543	6,458	16,038
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	18,053	15,095	56,251	48,339
Total other operating loss (income):
Mark-to-market adjustment for acquisition-related obligations	—	(2,954)	—	10,615
Other expense (income)	973	2,713	(1,665)	569
Total costs and expenses	624,661	607,298	1,861,663	1,913,899
Income from operations	117,159	262,470	649,763	1,364,245
Other (expense) income:
Interest expense	(1,746)	(1,754)	(5,322)	(20,055)
Interest income	4,639	1,058	8,911	1,412
Equity loss in affiliates	(6,660)	(4,821)	(11,582)	(8,318)
Miscellaneous (expense) income, net	(614)	1,594	(857)	4,534
Total other expense, net	(4,381)	(3,923)	(8,850)	(22,427)
Income before income taxes	112,778	258,547	640,913	1,341,818
Income tax expense	(18,964)	(5,730)	(94,973)	(113,953)
Net income	$93,814	$252,817	$545,940	$1,227,865

Basic income per common share	$6.88	$14.77	$37.87	$68.14
Diluted income per common share	$6.65	$14.27	$36.46	$65.31

Weighted average shares – basic	13,633,640	17,119,328	14,416,289	18,019,161
Weighted average shares – diluted	14,110,488	17,718,517	14,973,168	18,800,674

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$296,059	$301,906
Short-term investments	—	46,052
Trade accounts receivable, net of allowance for credit losses of $250 and $239 as of September 30, 2023 and December 31, 2022, respectively	432,401	407,210
Inventories, net	271,805	200,574
Short-term deposits	6,736	84,748
Short-term restricted cash	—	24,547
Prepaid expenses and other current assets	41,945	49,384
Total current assets	1,048,946	1,114,421
Property, plant, and equipment, net of accumulated depreciation and amortization of $547,451 and $491,186 as of September 30, 2023 and December 31, 2022, respectively	539,904	442,645
Owned and leased mineral rights, net of accumulated depletion and amortization of $95,541 and $77,333 as of September 30, 2023 and December 31, 2022, respectively	446,364	451,062
Other acquired intangibles, net of accumulated amortization of $47,498 and $53,719 as of September 30, 2023 and December 31, 2022, respectively	48,644	55,102
Long-term restricted investments	71,269	105,735
Long-term restricted cash	83,004	28,941
Deferred income taxes	9,080	11,378
Other non-current assets	105,749	103,195
Total assets	$2,352,960	$2,312,479
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,438	$3,078
Trade accounts payable	121,472	106,037
Acquisition-related obligations – current	181	28,254
Accrued expenses and other current liabilities	190,119	265,256
Total current liabilities	315,210	402,625
Long-term debt	7,064	7,897
Workers’ compensation and black lung obligations	180,072	188,247
Pension obligations	90,938	110,836
Asset retirement obligations	148,100	142,048
Deferred income taxes	35,282	10,874
Other non-current liabilities	18,221	20,197
Total liabilities	794,887	882,724
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 22.0 million issued and 13.4 million outstanding at September 30, 2023 and 21.7 million issued and 15.5 million outstanding at December 31, 2022	220	217
Additional paid-in capital	825,143	815,442
Accumulated other comprehensive loss	(16,343)	(12,162)
Treasury stock, at cost: 8.6 million shares at September 30, 2023 and 6.2 million shares at December 31, 2022	(1,051,185)	(649,061)
Retained earnings	1,800,238	1,275,319
Total stockholders’ equity	1,558,073	1,429,755
Total liabilities and stockholders’ equity	$2,352,960	$2,312,479

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net income	$545,940	$1,227,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	94,231	83,690
Amortization of acquired intangibles, net	6,458	16,038
Amortization of debt issuance costs and accretion of debt discount	1,585	7,757
Mark-to-market adjustment for acquisition-related obligations	—	10,615
Gain on disposal of assets	(6,089)	(2,607)
Accretion on asset retirement obligations	19,129	17,822
Employee benefit plans, net	9,989	1,312
Deferred income taxes	27,898	11,406
Stock-based compensation	9,678	4,103
Equity loss in affiliates	11,582	8,318
Other, net	(123)	432
Changes in operating assets and liabilities	(68,472)	(87,714)
Net cash provided by operating activities	651,806	1,299,037
Investing activities:
Capital expenditures	(183,836)	(103,351)
Proceeds from disposal of assets	7,855	3,010
Cash paid for business acquired	(11,919)	—
Purchases of investment securities	(166,515)	(181,539)
Sales and maturities of investment securities	249,598	117,380
Capital contributions to equity affiliates	(21,844)	(13,832)
Other, net	24	(4,232)
Net cash used in investing activities	(126,637)	(182,564)
Financing activities:
Principal repayments of long-term debt	(1,686)	(450,484)
Dividend and dividend equivalents paid	(99,731)	(6,807)
Common stock repurchases and related expenses	(403,385)	(391,166)
Proceeds from exercise of warrants	4,322	4,771
Other, net	(1,020)	(447)
Net cash used in financing activities	(501,500)	(844,133)
Net increase in cash and cash equivalents and restricted cash	23,669	272,340
Cash and cash equivalents and restricted cash at beginning of period	355,394	182,614
Cash and cash equivalents and restricted cash at end of period	$379,063	$454,954

Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$2,059	$2,083

Accrued capital expenditures	$11,618	$10,527
Accrued common stock repurchases	$6,275	$5,864
Accrued dividend payable	$9,418	$6,898

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of September 30,
	2023	2022
Cash and cash equivalents	$296,059	$404,430
Short-term restricted cash	—	18,800
Long-term restricted cash	83,004	31,724
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$379,063	$454,954

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Net income	$93,814	$181,355	$252,817	$545,940	$1,227,865
Interest expense	1,746	1,856	1,754	5,322	20,055
Interest income	(4,639)	(2,754)	(1,058)	(8,911)	(1,412)
Income tax expense	18,964	33,598	5,730	94,973	113,953
Depreciation, depletion and amortization	32,582	32,226	27,925	94,231	83,690
Non-cash stock compensation expense	2,999	3,645	1,520	9,678	4,103
Mark-to-market adjustment - acquisition-related obligations	—	—	(2,954)	—	10,615
Accretion on asset retirement obligations	6,376	6,376	5,921	19,129	17,822
Amortization of acquired intangibles, net	2,069	2,192	4,543	6,458	16,038
Adjusted EBITDA	$153,911	$258,494	$296,198	$766,820	$1,492,729

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended September 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$731,481	$7,517	$738,998
Less: Freight and handling fulfillment revenues	(94,770)	(2)	(94,772)
Non-GAAP Coal revenues	$636,711	$7,515	$644,226
Tons sold	4,115	110	4,225
Non-GAAP Coal sales realization per ton	$154.73	$68.32	$152.48

Cost of coal sales (exclusive of items shown separately below)	$552,737	$11,871	$564,608
Depreciation, depletion and amortization - production (1)	31,893	377	32,270
Accretion on asset retirement obligations	3,722	2,654	6,376
Amortization of acquired intangibles, net	2,069	—	2,069
Total Cost of coal sales	$590,421	$14,902	$605,323
Less: Freight and handling costs	(94,770)	(2)	(94,772)
Less: Depreciation, depletion and amortization - production (1)	(31,893)	(377)	(32,270)
Less: Accretion on asset retirement obligations	(3,722)	(2,654)	(6,376)
Less: Amortization of acquired intangibles, net	(2,069)	—	(2,069)
Less: Idled and closed mine costs	(5,507)	(2,549)	(8,056)
Non-GAAP Cost of coal sales	$452,460	$9,320	$461,780
Tons sold	4,115	110	4,225
Non-GAAP Cost of coal sales per ton	$109.95	$84.73	$109.30
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$731,481	$7,517	$738,998
Less: Total Cost of coal sales (per table above)	(590,421)	(14,902)	(605,323)
GAAP Coal margin	$141,060	$(7,385)	$133,675
Tons sold	4,115	110	4,225
GAAP Coal margin per ton	$34.28	$(67.14)	$31.64

GAAP Coal margin	$141,060	$(7,385)	$133,675
Add: Depreciation, depletion and amortization - production (1)	31,893	377	32,270
Add: Accretion on asset retirement obligations	3,722	2,654	6,376
Add: Amortization of acquired intangibles, net	2,069	—	2,069
Add: Idled and closed mine costs	5,507	2,549	8,056
Non-GAAP Coal margin	$184,251	$(1,805)	$182,446
Tons sold	4,115	110	4,225
Non-GAAP Coal margin per ton	$44.78	$(16.41)	$43.18
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$833,974	$19,833	$853,807
Less: Freight and handling fulfillment revenues	(118,222)	—	(118,222)
Non-GAAP Coal revenues	$715,752	$19,833	$735,585
Tons sold	4,149	199	4,348
Non-GAAP Coal sales realization per ton	$172.51	$99.66	$169.18

Cost of coal sales (exclusive of items shown separately below)	$563,495	$20,019	$583,514
Depreciation, depletion and amortization - production (1)	31,649	287	31,936
Accretion on asset retirement obligations	3,721	2,655	6,376
Amortization of acquired intangibles, net	2,192	—	2,192
Total Cost of coal sales	$601,057	$22,961	$624,018
Less: Freight and handling costs	(118,222)	—	(118,222)
Less: Depreciation, depletion and amortization - production (1)	(31,649)	(287)	(31,936)
Less: Accretion on asset retirement obligations	(3,721)	(2,655)	(6,376)
Less: Amortization of acquired intangibles, net	(2,192)	—	(2,192)
Less: Idled and closed mine costs	(4,022)	(2,389)	(6,411)
Non-GAAP Cost of coal sales	$441,251	$17,630	$458,881
Tons sold	4,149	199	4,348
Non-GAAP Cost of coal sales per ton	$106.35	$88.59	$105.54
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended June 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$833,974	$19,833	$853,807
Less: Total Cost of coal sales (per table above)	(601,057)	(22,961)	(624,018)
GAAP Coal margin	$232,917	$(3,128)	$229,789
Tons sold	4,149	199	4,348
GAAP Coal margin per ton	$56.14	$(15.72)	$52.85

GAAP Coal margin	$232,917	$(3,128)	$229,789
Add: Depreciation, depletion and amortization - production (1)	31,649	287	31,936
Add: Accretion on asset retirement obligations	3,721	2,655	6,376
Add: Amortization of acquired intangibles, net	2,192	—	2,192
Add: Idled and closed mine costs	4,022	2,389	6,411
Non-GAAP Coal margin	$274,501	$2,203	$276,704
Tons sold	4,149	199	4,348
Non-GAAP Coal margin per ton	$66.16	$11.07	$63.64
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$840,638	$27,211	$867,849
Less: Freight and handling fulfillment revenues	(122,585)	(3)	(122,588)
Non-GAAP Coal revenues	$718,053	$27,208	$745,261
Tons sold	3,896	249	4,145
Non-GAAP Coal sales realization per ton	$184.31	$109.27	$179.80

Cost of coal sales (exclusive of items shown separately below)	$534,718	$19,337	$554,055
Depreciation, depletion and amortization - production (1)	26,747	906	27,653
Accretion on asset retirement obligations	3,390	2,531	5,921
Amortization of acquired intangibles, net	3,591	952	4,543
Total Cost of coal sales	$568,446	$23,726	$592,172
Less: Freight and handling costs	(122,585)	(3)	(122,588)
Less: Depreciation, depletion and amortization - production (1)	(26,747)	(906)	(27,653)
Less: Accretion on asset retirement obligations	(3,390)	(2,531)	(5,921)
Less: Amortization of acquired intangibles, net	(3,591)	(952)	(4,543)
Less: Idled and closed mine costs	(3,580)	(2,530)	(6,110)
Non-GAAP Cost of coal sales	$408,553	$16,804	$425,357
Tons sold	3,896	249	4,145
Non-GAAP Cost of coal sales per ton	$104.86	$67.49	$102.62
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$840,638	$27,211	$867,849
Less: Total Cost of coal sales (per table above)	(568,446)	(23,726)	(592,172)
GAAP Coal margin	$272,192	$3,485	$275,677
Tons sold	3,896	249	4,145
GAAP Coal margin per ton	$69.86	$14.00	$66.51

GAAP Coal margin	$272,192	$3,485	$275,677
Add: Depreciation, depletion and amortization - production (1)	26,747	906	27,653
Add: Accretion on asset retirement obligations	3,390	2,531	5,921
Add: Amortization of acquired intangibles, net	3,591	952	4,543
Add: Idled and closed mine costs	3,580	2,530	6,110
Non-GAAP Coal margin	$309,500	$10,404	$319,904
Tons sold	3,896	249	4,145
Non-GAAP Coal margin per ton	$79.44	$41.78	$77.18
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$2,452,462	$47,041	$2,499,503
Less: Freight and handling fulfillment revenues	(319,244)	(227)	(319,471)
Non-GAAP Coal revenues	$2,133,218	$46,814	$2,180,032
Tons sold	12,001	487	12,488
Non-GAAP Coal sales realization per ton	$177.75	$96.13	$174.57

Cost of coal sales (exclusive of items shown separately below)	$1,639,230	$48,029	$1,687,259
Depreciation, depletion and amortization - production (1)	92,421	922	93,343
Accretion on asset retirement obligations	11,165	7,964	19,129
Amortization of acquired intangibles, net	6,458	—	6,458
Total Cost of coal sales	$1,749,274	$56,915	$1,806,189
Less: Freight and handling costs	(319,244)	(227)	(319,471)
Less: Depreciation, depletion and amortization - production (1)	(92,421)	(922)	(93,343)
Less: Accretion on asset retirement obligations	(11,165)	(7,964)	(19,129)
Less: Amortization of acquired intangibles, net	(6,458)	—	(6,458)
Less: Idled and closed mine costs	(13,107)	(7,558)	(20,665)
Non-GAAP Cost of coal sales	$1,306,879	$40,244	$1,347,123
Tons sold	12,001	487	12,488
Non-GAAP Cost of coal sales per ton	$108.90	$82.64	$107.87
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$2,452,462	$47,041	$2,499,503
Less: Total Cost of coal sales (per table above)	(1,749,274)	(56,915)	(1,806,189)
GAAP Coal margin	$703,188	$(9,874)	$693,314
Tons sold	12,001	487	12,488
GAAP Coal margin per ton	$58.59	$(20.28)	$55.52

GAAP Coal margin	$703,188	$(9,874)	$693,314
Add: Depreciation, depletion and amortization - production (1)	92,421	922	93,343
Add: Accretion on asset retirement obligations	11,165	7,964	19,129
Add: Amortization of acquired intangibles, net	6,458	—	6,458
Add: Idled and closed mine costs	13,107	7,558	20,665
Non-GAAP Coal margin	$826,339	$6,570	$832,909
Tons sold	12,001	487	12,488
Non-GAAP Coal margin per ton	$68.86	$13.49	$66.70
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$3,213,639	$58,206	$3,271,845
Less: Freight and handling fulfillment revenues	(423,132)	(21)	(423,153)
Non-GAAP Coal revenues	$2,790,507	$58,185	$2,848,692
Tons sold	11,726	771	12,497
Non-GAAP Coal sales realization per ton	$237.98	$75.47	$227.95

Cost of coal sales (exclusive of items shown separately below)	$1,684,224	$52,602	$1,736,826
Depreciation, depletion and amortization - production (1)	81,009	1,953	82,962
Accretion on asset retirement obligations	10,178	7,644	17,822
Amortization of acquired intangibles, net	13,182	2,856	16,038
Total Cost of coal sales	$1,788,593	$65,055	$1,853,648
Less: Freight and handling costs	(423,132)	(21)	(423,153)
Less: Depreciation, depletion and amortization - production (1)	(81,009)	(1,953)	(82,962)
Less: Accretion on asset retirement obligations	(10,178)	(7,644)	(17,822)
Less: Amortization of acquired intangibles, net	(13,182)	(2,856)	(16,038)
Less: Idled and closed mine costs	(9,892)	(9,732)	(19,624)
Non-GAAP Cost of coal sales	$1,251,200	$42,849	$1,294,049
Tons sold	11,726	771	12,497
Non-GAAP Cost of coal sales per ton	$106.70	$55.58	$103.55
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended September 30, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$3,213,639	$58,206	$3,271,845
Less: Total Cost of coal sales (per table above)	(1,788,593)	(65,055)	(1,853,648)
GAAP Coal margin	$1,425,046	$(6,849)	$1,418,197
Tons sold	11,726	771	12,497
GAAP Coal margin per ton	$121.53	$(8.88)	$113.48

GAAP Coal margin	$1,425,046	$(6,849)	$1,418,197
Add: Depreciation, depletion and amortization - production (1)	81,009	1,953	82,962
Add: Accretion on asset retirement obligations	10,178	7,644	17,822
Add: Amortization of acquired intangibles, net	13,182	2,856	16,038
Add: Idled and closed mine costs	9,892	9,732	19,624
Non-GAAP Coal margin	$1,539,307	$15,336	$1,554,643
Tons sold	11,726	771	12,497
Non-GAAP Coal margin per ton	$131.27	$19.89	$124.40
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2023
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,393	$190,503	$136.76	37%
Domestic	1,089	210,106	$192.93	29%
Export - Australian indexed	1,289	204,378	$158.56	34%
Total Met segment - met coal	3,771	604,987	$160.43	100%
Met segment - thermal coal	344	31,724	$92.22
Total Met segment Coal revenues	4,115	636,711	$154.73
All Other Coal revenues	110	7,515	$68.32
Non-GAAP Coal revenues	4,225	644,226	$152.48
Add: Freight and handling fulfillment revenues	—	94,772
Coal revenues	4,225	$738,998